

<ARTICLE> 5
<RESTATED>
<MULTIPLIER>  1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                          43,200
<SECURITIES>                                         0
<RECEIVABLES>                                  635,100<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    376,000
<CURRENT-ASSETS>                             1,259,400<F2>
<PP&E>                                       3,293,500
<DEPRECIATION>                               1,478,900
<TOTAL-ASSETS>                               4,312,300<F2>
<CURRENT-LIABILITIES>                        1,144,900
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                           800
<OTHER-SE>                                     421,100
<TOTAL-LIABILITY-AND-EQUITY>                 4,312,300
<SALES>                                        741,600<F3>
<TOTAL-REVENUES>                               763,200
<CGS>                                          454,400
<TOTAL-COSTS>                                  454,400
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               7,800
<INCOME-PRETAX>                                148,700<F4>
<INCOME-TAX>                                    56,900
<INCOME-CONTINUING>                             91,800<F4>
<DISCONTINUED>                                  72,000<F5>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   163,800
<EPS-PRIMARY>                                     2.21
<EPS-DILUTED>                                     2.15

<F1>Amount shown is net of allowances.

<F2>Included within current assets and total assets are net assets of discontinued operations of $56,800.

<F3>Excludes 1997 sales from the discontinued Packaging business segment of
$886,000.

<F4>Includes a pretax gain of $103,100 ($63,000 after-tax) on the sale of
Grace's specialty polymer business, and a pretax provision of $12,400 ($8,000 after-tax) relating to restructuring costs.

<F5>Represents after-tax income from the discontinued Packaging business segment.

<F6> Restated to reflect the adoption of SFAS No. 128 and the classification of income and expenses of Grace's flexible packaging business as net income of discontinued operations.


